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                                                                      EXHIBIT 21
                            NVR, Inc. Subsidiaries

                                             State of
                                             --------
                                             Incorporation or
                                             ----------------
Name of Subsidiary                           Organization
---------------------------------------      ------------

NVR Mortgage Finance, Inc.                   Virginia
NVR Settlement Services, Inc.                Pennsylvania
Ryan Mortgage Acceptance Corporation IV      Delaware
RVN, Inc.                                    Delaware
NVR Services, Inc.                           Virginia
NVR Funding II, Inc.                         Delaware

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